Exhibit 23.2

PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Allied Nevada Gold Corp. (the “Company”) of our auditors’ report dated March 16, 2007, on the balance sheets of the Nevada-based business of Vista Gold Corp. as of December 31, 2006, 2005 and 2004 and the related statements of loss and cash flows for each of the three years ended December 31, 2006, 2005 and 2004, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

“Signed PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, BC, Canada

June 26, 2007

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.